MC LAW GROUP
A Professional Corporation

4100 Newport Place, suite 830
Newport Beach, California 92660
Telephone: 949.250.8655
Facsimile:  949.250.8656







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2002, relating to the financial statements of RAY Development, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                 /s/ Merdinger, Fruchter, Rosen & Company, P.C. MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C. Certified Public Accountants

New York, New York
October 21, 2002